EXHIBIT 99.(a)(4)

Form ID	1747-01-1

Return of Cash Election Form

IMPORTANT: Please read “Completing the Return of Cash Election Form” overleaf and the Circular carefully before deciding how to complete this form. If you are in any doubt as to the action you should take, please consult an authorised independent professional adviser without delay. To be valid, this Election Form must be returned in the envelope provided by 4.30 pm on 19 May 2006. If you do not validly complete and return this Election Form, you will receive the Single B Share Dividend on all B Shares registered in your name at 6 pm on 19 May 2006. Shareholders electing through CREST should not complete an Election Form but should read paragraphs 3 and 4 of Part 9 of the Circular.

Shareholder(s)

A:	Number of Ordinary Shares as at

B:	Indicative number of B Shares you will hold (see note 2 overleaf):

Account Number

In respect of my/our B Shares I/we hereby elect as set out below:	Daytime telephone number, for use in the event of a query
1 Election in respect of your B Shares

Box 1: Alternative 1

Single B Share Dividend

Mark an ‘X’ in this box to receive the Single B Share Dividend on all of your B Shares

OR if you wish to split your entitlement, enter here the number of B Shares you wish to elect (see note 6 overleaf):

Box 2: Alternative 2

Initial Repurchase Offer

Mark an ‘X’ in this box if you would like to have all of your B Shares repurchased on 22 May 2006

OR if you wish to split your entitlement, enter here the number of B Shares you wish to elect (see note 6 overleaf):

Box 3: Alternative 3

Future Repurchase Offers

Mark an ‘X’ in this box if you would like to retain all of your B Shares for future repurchase

OR if you wish to split your entitlement, enter here the number of B Shares you wish to elect (see note 6 overleaf):

By execution of this Election Form, I/we irrevocably appoint each of Scottish Power plc and/or any director of Scottish Power plc for the time being as my/our attorney with authority on my/our behalf and in my/our name to exercise all rights, powers and privileges attached to my/our B shares or otherwise capable of being exercised by me/us only in order to give effect to my/our elections and for such purpose to do all acts and things and to execute all such deeds and other documents as my/our attorney shall consider necessary in giving effect to my/our elections.

2	Signatures

Please sign below:	Please write the date here:	2006

2A	Execution by Individual(s)

IMPORTANT. Each Shareholder who is an individual MUST SIGN IN THE PRESENCE OF AN INDEPENDENT WITNESS who must ALSO SIGN and print his name and address where indicated. In the case of a joint holding, ALL joint holders must sign.

Signed and delivered as a deed by:

Sole or first named registered holder	Witness Signature	Witness name and address

Joint registered holder(s) (if any)	Witness Signature	Witness name and address

Joint registered holder(s) (if any)	Witness Signature	Witness name and address

Joint registered holder(s) (if any)	Witness Signature	Witness name and address

2B	Execution by a company

IMPORTANT. In the case of a joint holding, ALL joint holders must sign. (If there are two or more joint shareholders who are companies, please call the Shareholder Helpline on 0870 600 3999 (or, if calling from outside the UK, on +44 121 415 7075) between 8 am and 6 pm on any business day).

Executed and delivered as a deed by the company named below:
Name of company	In the presence of/acting by: Name of director	Signature

	Name of director/secretary	Signature

*	This Form may also be executed and delivered as a deed under the common seal of the company/companies named above in accordance with applicable statutory requirements

3A	If you are advising a permanent change of address, mark an ‘X’ in Box 3A and add your details below. We will send your new share certificates to this address. If you would just like your share certificate(s) sent to an alternative person and/or address to that printed overleaf, mark an ‘X’ in Box 3B and add the details below. If you do not complete this Box, we will send your new share certificates to the address printed above.	3B
☒		☒

Name

House Number	Post Code
–

Address
Details

Completing the Return of Cash Election Form

The following instructions set out what you need to do to inform the Company of your choice for the Return of Cash. Details of the Return of Cash are explained in the Circular and you should base any choice on the information contained there.

IMPORTANT: If you do NOT validly complete and return the Election Form, you will receive the Single B Share Dividend on all B Shares registered in your name on the B Share Record Date.

1	The Election Form shows the name of the shareholder, or names of joint shareholders, of B Shares for which an election can be made. When the Election Form is completed the shareholder, or all joint shareholders, need to sign the Election Form where indicated and these signatures need to be witnessed (the witness must be over 18 years of age and cannot be the shareholder or one of the joint shareholders, although one person could separately witness the signature of all joint shareholders).

2	Box A shows the number of Ordinary Shares held as at the date printed in that box. If you do not buy, sell or transfer any Ordinary Shares between that date and 6 pm on 12 May 2006 or buy, sell or transfer any B Shares between 15 May 2006 and 6 pm on 19 May 2006, then the number of B Shares that you will hold at the B Share Record Date and may make an election for will be this number divided by three and rounded down to the nearest whole number. This number appears in Box B. If you do buy, sell or transfer any Ordinary Shares or B Shares you should take care to ensure that your election is in respect of the number of B Shares that will be registered in your name(s) at 6 pm on 19 May 2006.

TO CHOOSE ONE ALTERNATIVE FOR ALL YOUR B SHARES:

3	To choose Alternative 1: the Single B Share Dividend for all of your B Shares you do not need to complete this Election Form (or you may mark an “X” in Box 1).

4	To choose Alternative 2: the Initial Repurchase Offer for all of your B Shares you should mark an ‘X’ in Box 2.

5	To choose Alternative 3: the Future Repurchase Offer for all of your B Shares you should mark an ‘X’ in Box 3.

TO SPLIT YOUR B SHARES BETWEEN MORE THAN ONE ALTERNATIVE:

6	Enter, in numbers, the number of B Shares you wish to be subject to the Single B Share Dividend in Box 1, the number of B Shares you wish to be subject to the Initial Repurchase Offer in Box 2 and the number of B Shares you wish to retain for Future Repurchase Offers in Box 3.

The following is the default position where Election Forms are incorrectly completed:

7	If you enter a number or numbers in Boxes 1 to 3, which in total exceed your holding of B Shares at 6 pm on 19 May 2006, or if you mark an ‘X’ in more than one box, or if you mark an ‘X’ in one or more Boxes and enter a number or numbers in any other Box or Boxes, your election will be disregarded to that extent in the following order:

•	first, your election (if any) in respect of Alternative 3: the Future Repurchase Offers;

•	second, your election (if any) in respect of Alternative 2: the Initial Repurchase Offer; and

•	third, your election (if any) in respect of Alternative 1: the Single B Share Dividend.

8	If you enter a number or numbers in Boxes 1 to 3, which in total is less than your holding of B Shares at 6 pm on 19 May 2006, the balance of your holding will receive Alternative 1: the Single B Share Dividend.

FINAL INSTRUCTIONS ON COMPLETING YOUR ELECTION FORM

•  If you are returning the Election Form you must sign in Part 2A or 2B. All Shareholders named on the Election Form must sign and each signature must be witnessed (although one person could separately witness the signature of more than one shareholder). The witness must be over 18 years of age and cannot be the shareholder or one of the joint shareholders named on the Election Form.

•  Once completed, signed and witnessed, the Election Form should be returned in the reply paid envelope provided. To be valid, Election Forms must be returned by 4.30 pm on 19 May 2006. If you do not use the envelope provided, the Election Form should be sent to Lloyds TSB Registrars, Princess House, 1 Suffolk Lane, London EC4R 0AX.

•  If you need assistance in completing the Election Form or have any queries relating to it you should telephone the Shareholder Helpline on 0870 600 3999 (or, if calling from outside the UK, on +44 121 415 7075) between 8 am and 6 pm on any business day. Please note that the Shareholder Helpline will not provide advice on the merits of the Return of Cash or give any financial or tax advice.

Scottish Power plc will determine all questions as to the form and validity (including time of receipt) of any Election Form, in its discretion, which determination shall be final and binding. Scottish Power plc also reserves the absolute right to waive any defect or irregularity in an Election Form completed by any Shareholder, and such determination will be binding on such Shareholder. None of Scottish Power plc, Lloyds TSB Registrars or any other person will be under any duty to give notification of any defect or irregularity in any Election Form or incur any liability for failure to give any such notification.